Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vicon Industries, Inc.
Edgewood, New York
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 30, 2013 relating to the consolidated financial statements of Vicon Industries, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Melville, New York
May 29, 2014